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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-23221, 333-52785, 333-81221, 333-47308, and 333-68624 on Form S-4; Registration Statement Nos. 033-86840, 333-40928, 333-69503, 333-87675, 333-74646, 333-76834, and 333-106672 on Form S-8; and Registration Statement Nos. 333-63976, 333-67988, and 333-109921 on Form S-3, of our reports dated March 7, 2005, relating to the financial statements of Washington Mutual, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 2004.

Seattle, Washington
March 14, 2005

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  Exhibit 23